Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
January 22, 2014	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Fourth Quarter Net Income of $2.7 Million

Full Year 2013 Net Income of $28.6 Million, Including Reversal of Deferred Tax Asset Valuation Allowance

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) (the “Company”) reported fourth quarter 2013 net income of $2.7 million ($0.21 per diluted share) compared to third quarter 2013 net income of $22.2 million ($1.74 per diluted share). For the year ended December 31, 2013, net income was $28.6 million ($2.24 per diluted share) compared to a net loss of $1.9 million ($0.15 per diluted share) in 2012. Results for both the third and fourth quarters of 2013, as well as the year ended December 31, 2013, reflect a non-cash income tax benefit resulting from the reversal of the valuation allowance on the Company’s net deferred tax asset that was originally recorded in the fourth quarter 2010.

“Our financial results for the fourth quarter reflect a positive finish to a strong year for The Palmetto Bank,” said Samuel L. Erwin, Chairman and Chief Executive Officer. “Both commercial and retail loan production remained solid, reflecting our strategies to focus on niche lending in addition to our traditional products. Focused execution on loan growth, funding cost reduction, noninterest income generation, expense management, and improving asset quality, all contributed to our profitability for the fourth quarter and the year. I am very pleased with our results for 2013 and look forward to improving on our results in 2014.”

Highlights for the fourth quarter 2013 are summarized as follows:

●	Net income before provision for income taxes was $3.0 million, which increased from $2.8 million in the third quarter 2013.
●

The provision for income taxes in the fourth quarter was reduced by $1.0 million to reflect the reversal of the remaining valuation allowance on the Company’s net deferred tax asset, which was originally recorded in the fourth quarter 2010. The majority of the reversal was reflected in the third quarter 2013, resulting in an income tax benefit for that quarter of $19.4 million.

●	Net interest margin increased 3 basis points from the third quarter 2013 to 3.86%, reflecting a strategic reduction in time deposit balances and an improved earning asset mix.
●

Noninterest income increased $296 thousand from the third quarter 2013 primarily due to increases in mortgage banking income and net securities gains, as well as new sources of incremental income from trading account assets and bank-owned life insurance policies purchased during the third and fourth quarters, respectively. These increases were partially offset by lower Brokerage income as a result of the previously announced conversion of the Company’s Brokerage platform to a different broker-dealer effective August 1, 2013 (for which the Company also incurred lower operating expenses).

●

Non-credit expenses increased $288 thousand from the third quarter 2013 primarily due to asset management fees associated with trading account assets, the provision for unfunded commitments, marketing efforts and certain one-time professional fees. The increase was partially offset by lower salaries and other personnel expenses as a result of the change in the brokerage business model effective August 1, 2013.

●	Credit-related expenses increased $89 thousand in the fourth quarter 2013, reflecting the seasonal payment of property taxes on foreclosed real estate.
●

The provision for loan losses decreased $295 thousand due to lower net charge-offs and an overall improvement in the risk profile of the loan portfolio, resulting in the allowance for loan losses coverage ratio declining to 2.12% at December 31, 2013 from 2.21% and 2.41% at September 30, 2013 and December 31, 2012, respectively.

●

Period end loans held for investment increased $12.0 million (6.3% linked-quarter, annualized) and $30.5 million (4.1%) from September 30, 2013 and December 31, 2012, respectively, reflecting strength in commercial and retail loan originations, funding of existing loan commitments, and retention of a portion of Small Business Administration (“SBA”) and residential mortgage loan production on the balance sheet.

●	Nonperforming assets decreased $1.4 million during the fourth quarter to $21.3 million.

The discussion of the Company’s results of operations and financial condition below is supplemented by the accompanying financial tables.

Net Interest Income

Net interest income declined $12 thousand to $10.0 million while the net interest margin increased 3 basis points to 3.86% in the fourth quarter. The decline in net interest income is primarily due to the reversal of accrued interest on one loan with a carrying value of $1.7 million that was placed on nonaccrual status during the quarter and a reduction in loan yields.

●	The overall yield on the loan portfolio declined as higher-yielding loans continued to mature and were replaced with new loan originations at lower rates in the current low interest rate environment.
●	The overall decline in loan yield was offset by an increase in the yield on investment securities from slower prepayments and a decline in the average rate on time deposits.
●

The Company expects an additional reduction in the cost of funds during the first quarter 2014; however, opportunities for further reductions are limited as a result of a decline in the balance and weighted average rate of time deposits scheduled to mature in 2014.

●

The Federal Reserve continues to maintain short term interest rates near historically low levels. The sustained level of low interest rates has an overall negative impact on earning asset yields and makes further improvement in our net interest income and margin challenging.

Noninterest Income

Noninterest income increased $296 thousand from the third quarter 2013, primarily due to the following:

●	An increase in mortgage banking income of $123 thousand due to a higher market value adjustment on mortgage banking derivatives.
●	A full quarter of trading asset income from the Company’s municipal bond trading program initiated in the third quarter.
●	Investment securities gains, net of $23 thousand compared to investment securities losses of $44 thousand during the third quarter.
●	Income of $46 thousand from bank-owned life insurance that the Company purchased during the fourth quarter.
●

These increases were partially offset by a decrease in fees for trust, investment management and brokerage services of $63 thousand primarily due to the previously announced conversion of the Company’s Brokerage platform to a different broker-dealer effective August 1, 2013. Under the new platform, the Company earns a percentage of the gross revenues related to the assets under management and no longer incurs the related personnel and other expenses for the Brokerage business. Prior to the conversion, the Company earned the gross revenues on the Brokerage assets under management and incurred the related personnel and other expenses.

Noninterest Expense

Total noninterest expense increased $377 thousand during the fourth quarter 2013, primarily due to the following:

●

An increase of $118 thousand in professional fees reflecting a full quarter of management fees associated with trading account assets, one-time recruiting fees and a seasonal increase in the use of professional service firms.

●	An increase in the provision for unfunded commitments to lend of $107 thousand.
●	Higher marketing expenses of $37 thousand associated with increased marketing campaigns designed to increase debit card usage and an increase in direct mail communication with clients.
●	Credit-related expenses increased $89 thousand due to higher writedowns and payment of property taxes on foreclosed real estate, which are generally incurred during the fourth quarter.
●

The increases in noninterest expense were partially offset by a decrease of $25 thousand in salaries and other personnel expense resulting primarily from the conversion of the Company’s Brokerage platform to a different broker-dealer effective August 1, 2013 and a reduction in pension plan expense. Prior to the Brokerage platform conversion, the Company employed the Brokerage team members and incurred the related personnel expenses. Subsequently, the Brokerage team members became employees of the third party firm and, as a result, the Company no longer incurs such expenses.

●	The Company remains focused on strategic efficiency to address the increased regulatory compliance costs, revenue pressures on fee income and net interest margin challenges.

Provision (Benefit) for Income Taxes and Valuation Allowance on Net Deferred Tax Asset

During the fourth quarter 2013, the Company reversed the remainder of the September 30, 2013 valuation allowance of $1.0 million on its net deferred tax asset through a reduction in its provision for income taxes. Substantially all of the valuation allowance was initially reversed during the third quarter 2013, resulting in a benefit for income taxes of $19.4 million for that quarter.

●

The provision (benefit) for income taxes for the fourth and third quarters 2013 also reflect a provision for estimated state income taxes since South Carolina tax law does not allow the use of net operating loss carryforwards as an offset to current period taxable income and the Federal alternative minimum tax.

●

The Company no longer maintains a valuation allowance on its net deferred tax asset as of December 31, 2013. As a result, the Company expects its effective income tax rate in future periods to more closely approximate its combined federal and state statutory income tax rate, adjusted for normal temporary and permanent differences in accounting for income tax purposes.

Credit Quality

Nonperforming assets decreased $1.4 million during the fourth quarter to $21.3 million at December 31, 2013 as a result of continued problem asset resolution activities.

●

During the fourth quarter, the Company sold a $1.1 million nonaccrual loan and transferred one loan with a balance of $1.7 million to nonaccrual status. The Company remains focused on aggressively resolving its few remaining problem assets.

●	Net charge-offs were $721 thousand during the fourth quarter 2013 (0.37% of average loans, annualized), compared to $1.2 million (0.61% of average loans, annualized) during the third quarter 2013.
●	Past due loans were 0.42% of loans outstanding at December 31, 2013 compared to 0.63% at September 30, 2013.
●

The overall improvement in credit quality and reduced risk profile of the loan portfolio led to a reduction in the allowance for loan losses coverage ratio to 2.12% at December 31, 2013 compared to 2.21% at September 30, 2013.

Investment Securities Available for Sale

The balance of investment securities available for sale declined $12.7 million during the fourth quarter 2013.

●	Proceeds from maturities, principal pay downs and sales were generally retained to fund loan growth, the purchase of bank-owned life insurance and the strategic reduction in time deposits.
●

At December 31, 2013, an after-tax net unrealized loss on the investment securities portfolio of $3.0 million was recorded in accumulated other comprehensive income. The net unrealized loss resulted from an increase in the level of longer-term interest rates that began during the second quarter 2013. The Company expects to receive the full principal amount of these securities if they are held to maturity.

●

The Company continues to evaluate the interest rate sensitivity of its investment securities portfolio in anticipation of continued rising interest rates. At December 31, 2013, the duration of the investment securities portfolio was 5.1 years.

Balance Sheet and Capital

Total assets decreased $8.8 million in the fourth quarter to $1.1 billion at December 31, 2013 primarily due to the strategic reduction in time deposits and related cash.

●

The decrease was partially offset by a $12.0 million increase in loans held for investment as the Company continued to experience stronger commercial and retail loan production. However, the economic environment continues to be sluggish, loan demand is uneven and the pricing on new loan originations remains extremely competitive.

●

During the fourth quarter, the Company completed its strategic reduction in time deposit balances to lower its cost of funds as part of its net interest margin management, particularly with respect to single-product clients that did not maintain other relationships with the Company. However, opportunities to further reduce cost of funds in 2014 are limited as the weighted average rate of time deposits scheduled to mature during this period is 0.13%.

●

As a result of continued strength in loan origination activity and strategic reduction in time deposits, the Company completed its strategy of redeploying excess cash balances as part of its net interest margin management. In connection with the elimination of excess cash balances, at December 31, 2013 the Company had $35.0 million of borrowings from the Federal Home Loan Bank of Atlanta (“FHLB”) with a weighted average fixed rate of 0.17% that mature in January 2014. Borrowings from the FHLB offer the Company a competitively priced source of funds in the wholesale market.

●	The Company’s banking subsidiary, The Palmetto Bank, met all regulatory required minimum capital ratios and continued to be categorized as “well-capitalized” at December 31, 2013.

“Our results for the fourth quarter and the full year 2013 reflect the hard work of our team and our focus on providing a positive personal experience to our clients,” continued Erwin. “As the economy strengthens and interest rates rise, we are particularly focused on attracting and retaining deposits to fund the Bank’s growth. Building on our existing strong relationships, bringing in new relationships, and providing services that allow our clients to bank whenever they want, wherever they want, is critical to our continued success. As we close out one year and begin another, we continue to adapt to enhance the client experience.”

About The Palmetto Bank: Headquartered in Greenville, South Carolina, The Palmetto Bank is a 107-year old state-chartered community bank and is the third largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.1 billion and serves the Upstate of South Carolina through 25 branch locations in nine counties, as well as 24/7/365 service through online and mobile banking and ATMs. The Bank has a unique understanding of the Upstate market and delivers local decision making with greater responsiveness to clients. Through its Retail, Commercial and Wealth Management lines of business, the Bank specializes in providing financial solutions to consumers and small to mid-size businesses with deposit and cash management products, loans (including consumer, Small Business Administration, commercial, corporate, mortgage, credit card and automobile), lines of credit, trust, brokerage, private banking, financial planning and insurance. Recognized in the past year by several international publications for innovative client technology solutions, the Bank provides solutions that improve the client experience by providing clients the ability to bank whenever they want, wherever they want. Additional information may be found at the Bank's website at palmettobank.com or on Facebook.

# # #

Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

Palmetto Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

						December 31,
	December 31,	September 30,	June 30,	March 31,	December 31,	2013 vs. 2012
	2013	2013	2013	2013	2012	% Change

Cash and cash equivalents	$38,178	$55,743	$62,668	$60,762	$101,385	(62.3)%
Investment securities available for sale, at fair value	214,383	227,079	246,501	265,798	264,502	(18.9)
Trading account assets	5,118	5,027	-	-	-	n/m
Mortgage loans held for sale	1,722	1,865	2,934	7,056	6,114	(71.8)
Other loans held for sale	-	-	-	776	776	(100.0)

Loans, gross	768,813	756,814	741,355	730,764	738,282	4.1
Less: allowance for loan losses	(16,335)	(16,706)	(17,218)	(17,470)	(17,825)	(8.4)
Loans, net	752,478	740,108	724,137	713,294	720,457	4.4

Foreclosed real estate	7,502	7,928	8,296	11,057	10,911	(31.2)
Deferred tax asset, net	21,531	22,197	1,273	-	-	n/m
Bank-owned life insurance	11,617	1,571	1,571	1,571	1,571	n/m
Other assets	38,594	38,379	37,842	38,977	39,740	(2.9)
Total assets	$1,091,123	$1,099,897	$1,085,222	$1,099,291	$1,145,456	(4.7)%

Noninterest bearing deposits	$178,075	$187,150	$188,197	$180,290	$179,695	(0.9)%
Interest bearing deposits	729,285	757,662	770,644	791,906	843,547	(13.5)
Total deposits	907,360	944,812	958,841	972,196	1,023,242	(11.3)

Retail repurchase agreements	18,175	24,640	18,312	17,706	15,357	18.3
FHLB advances	35,000	-	-	-	-	n/m
Other liabilities	5,918	9,499	8,953	9,580	8,477	(30.2)
Total liabilities	966,453	978,951	986,106	999,482	1,047,076	(7.7)

Shareholders' equity	124,670	120,946	99,116	99,809	98,380	26.7

Total liabilities and shareholders' equity	$1,091,123	$1,099,897	$1,085,222	$1,099,291	$1,145,456	(4.7)%

Quarterly Average Balances
Loans(1)	$766,468	$749,201	$740,643	$739,962	$743,065	3.1%
Investment securities	220,412	243,955	258,200	272,853	281,929	(21.8)
Trading account assets	5,067	652	-	-	-	n/m
Total assets	1,096,891	1,080,900	1,086,965	1,117,090	1,143,855	(4.1)
Noninterest-bearing deposits	188,603	188,477	185,199	177,974	184,059	2.5
Interest-bearing deposits	751,974	763,746	774,525	814,146	835,791	(10.0)
Retail repurchase agreements	22,638	19,521	16,789	16,643	16,494	37.2
FHLB advances and other borrowings	2,271	24	9	14	36	n/m
Shareholders' equity	123,309	100,795	101,613	99,729	97,079	27.0

Other Data and Ratios
% of loans past due	0.42%	0.63%	0.40%	0.85%	1.03%	(59.2)
Nonperforming loans	$13,714	$14,735	$16,752	$17,106	$15,848	(13.5)
Nonperforming assets	21,260	22,706	25,081	28,194	26,839	(20.8)
90-days past due and still accruing interest	-	1,723	-	-	-	n/m
ALL as % of loans held for investment	2.12%	2.21%	2.32%	2.39%	2.41%	(12.0)
Net charge-offs (quarterly)	$721	$1,157	$922	$705	$1,838	(60.8)
Net charge-offs to average loans (annualized)	0.37%	0.61%	0.50%	0.39%	1.00%	(62.6)

Outstanding common shares	12,784,605	12,783,019	12,772,344	12,762,452	12,754,045	0.2
Book value per common share	$9.75	$9.46	$7.76	$7.82	$7.71	26.5
Closing market price per common share	12.96	13.04	13.00	11.60	8.33	55.6

Tier 1 risk-based capital (consolidated)	14.38%	14.26%	13.67%	13.48%	13.16%	9.3
Total risk-based capital (consolidated)	15.64	15.52	14.93	14.74	14.42	8.5
Tier 1 leverage ratio (consolidated)	11.16	10.95	10.06	9.63	9.18	21.6

Full Time Equivalent Employees - including contractors	305.0	306.0	314.0	324.0	324.0	(5.9)

(1) Includes Mortgage and Other Loans held for sale.

Palmetto Bancshares, Inc. and Subsidiary
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013 vs. 2012 % Change
Interest income
Interest earned on cash and cash equivalents	$17	$24	$24	$35	$37	(54.1)%
Dividends received on FHLB stock	10	8	21	-	12	(16.7)
Interest earned on trading account assets	33	5	-	-	-	n/m
Interest earned on investment securities available for sale	1,033	1,010	964	1,010	1,006	2.7
Interest and fees earned on loans	9,330	9,476	9,719	9,819	9,812	(4.9)
Total interest income	10,423	10,523	10,728	10,864	10,867	(4.1)

Interest expense
Interest expense on deposits	385	475	502	895	1,178	(67.3)
Interest expense on retail repurchase agreements	1	-	1	-	-	n/m
Interest paid on FHLB advances	1	-	-	-	-	n/m
Total interest expense	387	475	503	895	1,178	(67.1)

Net interest income	10,036	10,048	10,225	9,969	9,689	3.6

Provision for loan losses	350	645	670	350	1,325	(73.6)

Net interest income after provision for loan losses	9,686	9,403	9,555	9,619	8,364	15.8

Noninterest income
Service charges on deposit accounts, net	1,883	1,862	1,603	1,554	1,713	9.9
Fees for trust and investment management and brokerage services	151	214	905	769	746	(79.8)
Mortgage-banking	498	375	564	571	797	(37.5)
Debit card and automatic teller machine, net	652	648	600	499	565	15.4
Bankcard services	67	70	64	60	64	4.7
Investment securities gains (losses), net	23	(44)	331	-	635	(96.4)
Trading asset income	134	36	-	-	-	n/m
Other	167	118	170	292	282	(40.8)
Total noninterest income	3,575	3,279	4,237	3,745	4,802	(25.6)

Noninterest expense
Salaries and other personnel	4,837	4,862	5,310	5,098	4,940	(2.1)
Occupancy and equipment	2,037	2,004	1,965	1,967	1,913	6.5
Professional services	609	491	556	427	406	50.0
FDIC deposit insurance assessment	356	355	358	370	381	(6.6)
Marketing	304	267	338	142	400	(24.0)
Foreclosed real estate writedowns and expenses	468	173	2,280	452	258	81.4
Loss (gain) on other loans held for sale	-	-	(326)	-	1,122	(100.0)
Loan workout expenses	204	410	240	212	651	(68.7)
Other	1,397	1,273	1,190	1,707	1,256	11.2
Total noninterest expense	10,212	9,835	11,911	10,375	11,327	(9.8)

Income before provision (benefit) for income taxes	3,049	2,847	1,881	2,989	1,839	65.8

Provision (benefit) for income taxes	373	(19,386)	382	813	(871)	n/m

Net income	$2,676	$22,233	$1,499	$2,176	$2,710	(1.3)%

Earnings per Share and Results of Operations
Basic net income per common share	$0.21	$1.74	$0.12	$0.17	$0.21	-%
Diluted net income per common share	0.21	1.74	0.12	0.17	0.21	-
Weighted average shares outstanding, diluted	12,689,245	12,674,743	12,671,929	12,650,766	12,640,991	0.4
Efficiency ratio	75.0%	73.8%	82.4%	75.7%	78.2%	(4.0)
Return on average assets	0.97	8.16	0.55	0.79	0.94	3.0
Return on average equity	8.61	87.51	5.92	8.85	11.11	(22.5)

Yields and Rates
Loans (1)	4.83%	5.02%	5.26%	5.38%	5.25%	(8.0)
Investment securities	1.87	1.66	1.49	1.48	1.43	30.8
Trading account assets	2.58	3.04	-	-	-	n/m
Transaction deposits	0.01	0.01	0.01	0.01	0.01	-
Money market deposits	0.03	0.02	0.02	0.02	0.02	50.0
Savings deposits	0.01	0.01	0.02	0.01	0.02	(50.0)
Time deposits	0.64	0.75	0.77	1.17	1.35	(52.6)
Retail repurchase agreements	0.02	-	0.02	-	-	n/m
FHLB advances and other borrowings	0.17	-	-	-	-	n/m
Net interest margin	3.86	3.83	3.92	3.77	3.50	10.3

(1) Includes Mortgage and Other Loans held for sale.

Palmetto Bancshares, Inc. and Subsidiary
Consolidated Statements of Income (Loss)
(dollars in thousands, except per share data)
(unaudited)

	For the Years Ended December 31,		2013 vs. 2012
	2013	2012	% Change
Interest income
Interest earned on cash and cash equivalents	$100	$209	(52.2)%
Dividends received on FHLB stock	39	47	(17.0)
Interest on trading account assets	38	-	n/m
Interest earned on investment securities available for sale	4,017	5,059	(20.6)
Interest and fees earned on loans	38,344	40,075	(4.3)
Total interest income	42,538	45,390	(6.3)

Interest expense
Interest expense on deposits	2,257	5,136	(56.1)
Interest expense on retail repurchase agreements	2	2	-
Interest paid on FHLB advances	1	-	n/m
Total interest expense	2,260	5,138	(56.0)

Net interest income	40,278	40,252	0.1

Provision for loan losses	2,015	13,075	(84.6)

Net interest income after provision for loan losses	38,263	27,177	40.8

Noninterest income
Service charges on deposit accounts, net	6,902	6,691	3.2
Fees for trust and investment management and brokerage services	2,039	3,092	(34.1)
Mortgage-banking	2,008	3,139	(36.0)
Debit card and automatic teller machine, net	2,400	2,171	10.5
Bankcard services	261	247	5.7
Investment securities gains, net	310	10,494	(97.0)
Trading asset income	170	-	n/m
Gain on sale of branches	-	568	(100.0)
Other	746	628	18.8
Total noninterest income	14,836	27,030	(45.1)

Noninterest expense
Salaries and other personnel	20,107	21,088	(4.7)
Occupancy and equipment	7,973	7,833	1.8
Professional services	2,083	1,715	21.5
FDIC deposit insurance assessment	1,439	1,861	(22.7)
Marketing	1,051	1,384	(24.1)
Foreclosed real estate writedowns and expenses	3,373	9,285	(63.7)
Loss (gain) on other loans held for sale	(326)	3,660	(108.9)
Loan workout expenses	1,066	1,273	(16.3)
Other	5,567	5,251	6.0
Total noninterest expense	42,333	53,350	(20.7)

Income before provision (benefit) for income taxes	10,766	857	n/m

Provision (benefit) for income taxes	(17,818)	2,721	n/m

Net income (loss)	$28,584	$(1,864)	n/m

Earnings per Share and Results of Operations
Basic net income (loss) per common share	$2.24	$(0.15)	n/m
Diluted net income (loss) per common share	2.24	(0.15)	n/m
Weighted average shares oustanding, diluted	12,658,752	12,639,379	0.2
Efficiency ratio	76.8%	79.3%	(3.1)
Return on average assets	2.61	(0.16)	n/m
Return on average equity	26.86	(1.86)	n/m

Yields and Rates
Loans (1)	5.12%	5.29%	(3.2)
Investment securities	1.62	1.88	(13.8)
Trading account assets	2.64	-	n/m
Transaction deposits	0.01	0.01	-
Money market deposits	0.02	0.04	(50.0)
Savings deposits	0.01	0.01	-
Time deposits	0.85	1.37	(38.0)
Retail repurchase agreements	0.01	0.01	-
FHLB advances and other borrowings	0.17	-	n/m
Net interest margin	3.85	3.58	7.5

(1) Includes Mortgage and Other Loans held for sale.